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                                                                    EXHIBIT 10.2

                         PROVISIONAL LEASE OF STATE LAND



         Whereas, I, SUDARSONO OSMAN, the Superintendent of Lands and Surveys, Kuching Division (hereinafter called "the said Superintendent") have agreed to lease to ZYCON CORPORATION SENDIRIAN BERHAD, a company incorporated and registered under the Companies Act, 1965, all that parcel of land situate in the Muara Tebas Land District and known as Lot Number 1072 (in Block/Section Number
12) containing approximately 7.31 hectares; and

         Whereas a lease in accordance with the provision of the Land Code cannot be given because the immediate survey of the land has not yet been practicable;

         Now therefore, I, the said Superintendent, hereby agreed to the said ZYCON CORPORATION SENDIRIAN BERHAD entering into possession of the said land and holding it as tenant from the fourteenth day of November, 1995 subject to the payment therefor of the annual rent of dollars Fourteen Thousand and Thirty-Five only (RM14,035.00) of the payment of such revised rent as may hereafter be determined under section 30 of the Land Code, and subject to the following terms and conditions:

         (1) Upon the completion of a properly survey of the land the holder of this provisional lease will be given a lease in accordance with the provisions of the Land Code, and subject to the following express conditions and restrictions (including any modifications of implied conditions and restrictions):

                  (i)  This land is to be used only for industrial purposes;

                  (ii) The development or re-redevelopment of this land shall be in accordance with plans and sections and elevations approved by the superintendent of Lands and Surveys, Kuching Division;

                  (iii) The erection of a building or buildings on this land shall be in accordance with detailed drawings and specifications approved by The Council of the City of Kuching South and shall be completed with two (2) years from the date of registration of this lease;

                  (iv) No residential accommodation other than accommodation for a watchman with a maximum floor area of 37.2 square metres may be permitted on this land;

                  (v) No transfer affecting this land may be effected without the consent in writing of the Director of Lands and Surveys; and

                  (vi) No sublease affecting this land may be effected without the consent in writing of the Director of Lands and Surveys during the initial period of five (5) years from the date of registration of this lease.
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         Premium: Ringgit three hundred and ninety three thousand four hundred twelve and cents forty only (RM393,412.40) (payable by five (5) installments as follows:

                  (a) The first installment of RM118,023.00 to be paid on the registration of this lease; and

                  (b) Fourth (4) subsequent equal installments of RM83,145.80 to be paid annually thereafter on the 1st day of January of each succeeding year.)



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